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                                                                  EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 8th day of August, 1996 by and between Snyder Communications, Inc., a Delaware corporation with its principal place of business at 6903 Rockledge Drive, Bethesda, Maryland 20817 (the "Company"), and Michele D. Snyder, an individual residing at 10001 Abbey Drive, Bethesda, MD 20854 (the "Employee").

          WHEREAS, the Company or its predecessor has employed the Employee since inception; and

          WHEREAS, the parties wish to set forth the terms and conditions upon which the Company will continue to employ the Employee;

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Term of Employment.

          The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, commencing on the effective date of the initial public offering of the Company (the "Effective Date"). The Company shall employ the Employee for a continuous period of three (3) years (the "Employment Period"), commencing on the Effective Date.
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     2. Title; Duties.

          The Employee shall serve as Vice Chairman and Chief Operating Officer of the Company during the Employment Period. The Employee shall report to the Board of Directors of the Company (the "Board of Directors"), which shall have the authority to direct, control and supervise the activities of the Employee. The Employee shall perform such services consistent with her position as may be assigned to her from time to time by the Board of Directors. The Employee shall work at the principal office of the Company located in the Washington, D. C. metropolitan area.

     3. Base Salary.

          The Company shall pay the Employee a base annual salary of $200,000.00, subject to such increases as may be approved by the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee"). The salary shall be payable in biweekly installments of $7,692.30, minus such deductions as may be required by law or reasonably requested by the Employee. The Board of Directors or the Compensation Committee will review the Employee's base salary no less often than annually in conjunction with its regular review of the compensation of executive officers of the Company.










































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     4. Bonus.

          The Employee shall be eligible for periodic bonuses in an amount determined by the Board of Directors or the Compensation Committee which shall not exceed $150,000 in any calendar year.

     5. Fringe Benefits.

          The Employee shall be entitled to all benefits generally available to employees of the Company. The Company shall pay for one parking space permit for the Employee.

          The Employee shall be entitled to three (3) weeks of vacation during each year of employment. Such vacation shall be taken at such times as the Employee and the Chief Executive Officer mutually agree. The Employee shall be entitled to sick leave and holidays in accordance with the policy of the Company as to its executive employees.

     6. Reimbursement of Business Expenses.

          The Company shall reimburse the Employee for all reasonable out-of-pocket costs incurred or paid by the Employee in connection with, or related to, the performance of her duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers, and/or such other supporting information as the Company may reasonably request.






































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     7. Automobile Allowance.

          The Company shall pay all expenses related to providing Employee with the exclusive use of an automobile.

     8. Non-Solicitation and Non-Competition.

          (a) Except as provided in paragraph (e) below, the Employee agrees that while the Employee is employed pursuant to this Agreement and for any period as to which the Employee receives severance pay as provided in Section 12 (the "Non-Competition Period"), the Employee will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Company.

          For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Company if such business is engaged in providing outsourced marketing services for clients utilizing a range of complementary marketing resources including field sales, teleservices capabilities, sponsored wallboard information displays and product sampling (or any other business in which the Company is engaged at the time of termination of the Employee's employment).








































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          (b) Non-Solicitation of Employees.  During the Non-Competition
Period, the Employee will not (for her own benefit or for the benefit of any person or entity other than the Company) solicit, or assist any person or entity other than the Company to solicit, any officer, director, executive or employee of the Company to leave his/her employment.

          (c) Non-Solicitation of Customers. During the Non-Competition Period, the Employee will not solicit, or assist any person or entity other than the Company to solicit, any person or entity that is a client of the Company or has been a client of the Company during the prior twelve months, to purchase outsourced marketing services (or any other products or services the Company provides to a client).

          (d) Reasonableness. The Employee acknowledges that (i) the markets served by the Company are national in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company. The Company and the Employee agree that in the event any of the restrictions in this Section 9 are found to be unreasonable by a court of competent jurisdiction, such court shall determine the limits allowable by law and shall enforce the same.









































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          (e) Investment.  Nothing in this Agreement shall be deemed to prohibit the Employee from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that such investments (i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Board of Directors or the Compensation Committee.

          (f) Change in Control. The restrictions on Employee contained in this Section 9 shall cease to apply in the event of a Change of Control of the Company. Upon a Change in Control, Employee shall no longer be restricted with respect to competition with or solicitation of the Company, the Company's Employees and the Company's Customers. For purposes of this subparagraph (f), a "Change in Control" shall mean any of the following events: (i) if the individuals who, as of the Effective Date, are directors or the nominees to the directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or







































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other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (ii) if any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than those Persons who of the date hereof beneficially own 20% or greater of the outstanding shares of the Company's common stock, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the outstanding shares of the Company's common stock.

     9. Confidential Information.

          (a) The Employee shall not (for her own benefit or the benefit of any person or entity other than the Company) use or disclose any of the Company's trade secrets or other confidential information; provided, however, that the term "trade secrets or other confidential information" shall not include the general knowledge, skills or personal experience of Employee relating to the provision of outsourced marketing services. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how", computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and plans for future development. After termination of this Agreement, the Employee shall not use or disclose trade secrets or other confidential information unless such information becomes a







































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part of the public domain other than through a breach of this Agreement or is disclosed to the Employee by a third party who is entitled to receive and disclose such information.

          (b) Upon the effective date of notice of the Employee's or the Company's election to terminate this Agreement, or at any time upon the request of the Company, the Employee (or her heirs or personal representatives) shall deliver to the Company all documents and materials containing trade secrets and confidential information relating to the Company's business and all documents, materials and other property belonging to the Company, which in either case are in the possession or under the control of the Employee (or her heirs or personal representatives).

           (c) All discoveries and works made or conceived by the Employee during her employment by the Company, jointly or with others, that relate to the Company's activities shall be owned by the Company. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including sales materials which relate to wall media products, sampling/comparing or services. The Employee shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works by the Company, assist the Company in obtaining or maintaining for itself at its own









































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expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during her employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect its title thereto. Any discoveries and works which, within six (6) months after the termination of the Employee's employment, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Employee and which pertain to work performed by the Employee while with the Company shall, as between the Employee and the Company, be presumed to have been made during the Employee's employment by the Company.

     10. Enforcement.

          The Employee agrees that the Company's remedies at law for any breach or threat of breach by her of the provisions of Section 9 and 10 hereof will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Section 9 and 10 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity.

     11. Termination.

          (a) The Company may at any time terminate the Employee's employment under this Agreement for cause, upon written notice by the Company to the Employee. For the purposes of this Section 12, "cause" for termination shall mean (i) the conviction of the Employee of, or the entry of a guilty (or nolo






































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contendere) plea by the Employee to, any felony; (ii) fraud, misappropriation or embezzlement by the Employee; or (iii) the Employee's willful failure or gross negligence in the performance of her assigned duties for the Company; or
(iv) the Employee's material breach of this Agreement. If the Company terminates the Employee's employment under this Agreement for cause, the Company shall pay to the Employee only the salary and benefits otherwise payable to her under this Agreement through the last day of her employment by the Company. If the Company terminates the Employee's employment under this Agreement for cause, the Employee shall not be entitled to receive any unpaid bonus for any period prior to her termination even if the performance objectives have been attained.

          (b) Either party may terminate this Agreement at any time without cause, upon giving the other party ninety (90) days written notice. In the event of a termination by either party without cause, the Employee shall be entitled to receive her salary and benefits in accordance with this Agreement through the last date of her employment. In addition, the Employee shall be entitled to receive any bonus due for any period prior to her termination of employment that has not been paid as of the date of such termination. Finally, if such termination occurs during the term of this Agreement, Employee shall receive severance equal to one year's total compensation, including base salary and applicable bonuses.

          (c) The Employee's employment shall terminate immediately upon the Employee's death or disability. As used in this Agreement, the term








































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"disability" shall mean the inability of the Employee, due to a physical or mental disability, to perform the services contemplated under this Agreement for a period of one hundred eighty (180) days in any consecutive twelve-month period. If the Employee's employment is terminated by the Employee's death or disability, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the salary and benefits which would otherwise be payable to the Employee through the end of the month in which her employment is terminated because of death or disability.

          (d) This Agreement shall terminate at the end of the Employment Period, unless sooner terminated as provided herein. If the Employee's employment is terminated at the end of the Employment Period, the Company shall have no further obligation to the Employee.

     12. Miscellaneous.

          (a) Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in writing from time to time.

          (b) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or







































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neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

          (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

          (d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

          (e) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland, without regard to its conflicts of laws principles.

          (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by her.

          (g) Waiver. No delays or omission by the Company or the Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.








































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          (h) Captions.  The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          (i) Severability. In case any provision of this Agreement shall be held by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written, but effective as of the Effective Date.

 SNYDER COMMUNICATIONS, INC.                         EMPLOYEE




 By:  /s/ Daniel M. Snyder                           /s/ Michele D. Snyder
      -------------------------------------          ---------------------
      Daniel M. Snyder, Chairman of the              Michele D. Snyder
      Board of Directors, President and
      Chief Executive Officer









































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